Exhibit 99.1

                    Standard Parking Corporation to Release
            Fourth Quarter and Fiscal 2006 Results on March 7, 2007

     CHICAGO--(BUSINESS WIRE)--Feb. 22, 2007--Standard Parking Corporation (NASDAQ: STAN) today announced that it expects to release Fourth Quarter and Fiscal 2006 Earnings on Wednesday, March 7, 2007 after the close of market. On Thursday, March 8th, the Company will host a conference call at 10:00 AM CST that can be accessed via webcast at www.standardparking.com or www.earnings.com.

     To listen to the live call, individuals are directed to the investor relations section of the company's website, www.standardparking.com, or to www.earnings.com at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on either website and accessible for 30 days.

     Standard Parking is a leading national provider of parking facility management services. The Company provides on-site management services at multi-level and surface parking facilities for all major markets of the parking industry. The Company manages approximately 2,000 facilities, containing over one million parking spaces in more than 300 cities across the United States and Canada, including parking-related and shuttle bus operations serving approximately 60 airports.


     CONTACT: Standard Parking Corporation
              Executive Vice President and Chief Financial Officer
              G. MARC BAUMANN, 312-274-2199
              mbaumann@standardparking.com